Exhibit 99.1

CROWN CRAFTS, INC. NASDAQ-CM: CRWS March 2008

This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, and all Rules and Regulations issued thereto. Such statements are based upon management's current expectations, projections, estimates and assumptions. Words such as "expects," "believes," "anticipates" and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward- looking statements. These risks include, but are not limited to, general economic conditions, including changes in interest rates, the overall level of consumer spending and the price of oil, cotton and other raw materials used in the Company's products, changing competition, changes in federal and state governmental regulations with respect to the consumer products industry, changes in the retail environment, the level and pricing of future orders from the Company's customers, the Company's dependence upon third-party suppliers, including some located in foreign countries with unstable political climates, the Company's ability to successfully implement new information technologies, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company's business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company's dependence upon licenses from third parties. Reference is also made to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Corporate Overview

Mission Statement (Adopted July 2001) To deliver the highest quality consumer products in America focused on infant bedding, blankets, bibs and accessories To provide a stable and rewarding work environment for all employees To continue to grow internally by giving our customers the products and the prices they need to profit from their relationship with us To grow by carefully studying potential acquisition candidates, and by acquiring only those rare companies that will meet all of the discriminating requirements of our business plan To service our debt and to retire our debt dependably and on schedule To return excellent shareholder value

Senior Management Team E. Randall Chestnut President, Chief Executive Officer and Chairman of the Board Amy Vidrine Samson Vice President and Chief Financial Officer Nanci Freeman President and Chief Executive Officer, Crown Crafts Infant Products, Inc. Olivia Elliott Secretary, Treasurer, Investor Relations

Corporate Profile One of the largest U.S. providers of infant and toddler bedding, bibs, soft goods and accessories Products are marketed as branded and unbranded merchandise Top-tier U.S. license and retail relationships Successful financial restructuring in 2001 returned the Company to profitability Successful debt and capital restructuring in 2006 lowered the Company's debt and cost of capital substantially; extinguishment of warrants right- sized the capital structure of the Company

2001 Restructuring Highlights Restructuring completed July 2001 Company had lost $114 million in 3 years Reduced debt from $83 million to $48 million Sold faltering business segments Consolidated operations and focused on profitability Returned to profitability at end of Fiscal 2002 despite a difficult economy; have maintained profitability since

2006 Restructuring Highlights Restructuring completed July 2006 Reduced debt from $24 million to $13 million Reduced interest rate from 11.65% to prime less 1% Extinguished warrants issuable to lenders and shares issuable to management, which together represented 70% of the Company's diluted equity Reduced shares issued or issuable from 36 million diluted shares to 10 million diluted shares Company recorded approximate pre-tax gain of $4 million

Industry Statistics

Infant Products Market 1996 - 2007 Bedding, Blankets and Accessories, Upstairs and Mass Wholesale (In thousands) 1996-1997 data from JPMA/NPD; 1998-2007 data from management estimates 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 228690 229390 240860 252903 263019 276170 289978 298677 307637 313790 320000 327000

Live Births 1997 - 2007 Based on data from the National Center for Health Statistics (In thousands) 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 (Est.) 3880.894 3941.553 3959.417 4058.814 4025.933 4021.726 4089.95 4112.052 4138.349 4265.996 4260

Company Structure, Strengths and Future Strategies

Crown Crafts Infant Products Crown Crafts Infant Products is a leading manufacturer of infant and toddler bedding, blankets, and accessories to mass and specialty markets. Crown Crafts Infant Products resulted from a 1999 merger between Red Calliope and Noel Joanna (NoJo), two pioneers in the infant products industry. Crown Crafts Infant Products has become the premier supplier of nursery decor and accessories producing innovative, cutting-edge products for every relevant channel of distribution and enjoying strong product sales in all key accounts in the country. One of the primary strengths of Crown Crafts Infant Products is an extensive brand and license portfolio. In December 2006, Crown Crafts Infant Products acquired the Kimberly Grant brand. In November 2007, Crown Crafts Infant Products acquired the infant and toddler product lines of Springs Global US.

Hamco HAMCO is a leading designer, producer and marketer of infant bib and bath products, and is very proud of its significant share of the bib market. Founded in 1984 and acquired by Crown Crafts, Inc. in 1997, HAMCO is known for its extensive proprietary design expertise. In 1998, Pinky Baby Products, predominately a manufacturer of screen printed bibs, was merged into HAMCO to compliment HAMCO's existing appliqued / embroidered product line and provide the foundation for HAMCO to dominate the bib market. Commitment to excellence in quality, customer service and competitive pricing is the hallmark of distinction for HAMCO.

Strengths of Our Company Sourcing expertise and experience Crown Crafts, Inc. takes full advantage of shifts in the global economy. We currently source from several countries including China, Thailand, India and Indonesia. Crown Crafts, Inc. has developed strong relationships with many manufacturers and contractors to bring the industry's very best quality, pricing and speed to the market. Retail relationships Creative product development and design Licensing experience and relationships

Dominant Retail Distribution

Current Licenses

Growth Strategy (Adopted July 2001) Stage 1 - Restructuring of Company Reduce debt, sell faltering businesses, repair corporate operations Complete Stage 2 - Operate a conservative business Manage cash flow Return to profitability Reduce inventory Complete Stage 3 - Expand Product Categories Introduction of nursery accessories Develop new licenses and products In progress today Stage 4 - Strategic Acquisitions Return shareholder value and grow through accretive integration In progress today

Acquisition of Springs Infant and Toddler Product Lines Acquired infant and toddler product lines from Springs Global US in November 2007 for approximately $11 million. Amended the credit facility to increase the revolving line of credit to $26 million, extended the term of the revolving line of credit by one year to 2010 and provide for a $5 million term loan due in 24 equal monthly principal installments. Entered into a shared services agreement with Springs under which Springs will warehouse and distribute products for six months. Excluding the costs of the shared services agreement, this acquisition is expected to add $25 million in net sales, $3.5 million in pre-tax net income, $4.4 million in EBITDA and $0.19 diluted earnings per share annually. Non-GAAP Reconciliation of Pre-tax net income to EBITDA:

Financial Highlights

Recent Financial Highlights Completed debt and capital restructuring resulting in debt reduction from $24 million to $13 million plus extinguishment of warrants in July 2006 Recorded a $4.2 million deferred tax asset in March 2006 as a result of the removal of a deferred tax valuation allowance Reduced operating costs and corporate overhead Combined distribution centers; closed Louisiana center in August 2005 Consolidated financial functions by absorption of California finance department into Louisiana finance department in August 2005 Lowered interest rates as a result of debt restructuring in July 2006 Acquired the infant and toddler product lines from Springs Global US, Inc. in November 2007 Maintained appropriate inventory levels

Operating Highlights (in thousands, except per share data)

EBITDA (in thousands)

Long-term debt (In millions)

Stockholders' Equity (In millions)

Stock Repurchases (through December 30, 2007) 10,039,942 Total Shares Outstanding

Investment Summary Debt and capital restructuring right-sized the Company's debt and allowed the Company to build shareholder value and operating profits. Crown Crafts is now a focused, profitable consumer products company operating primarily in the growing infant and juvenile soft goods markets. The Company was listed on The NASDAQ Capital Market in March 2007. The Company's market value is approximately 5 times its EBITDA performance. Crown Crafts is able to engage in organic and strategic growth initiatives going forward.